Biodiesel Energy can be in your hands. . . April 2010 Volume 1, Number 8

Important Note:  We will be soliciting proxies from our members in connection with the transactions discussed below.  Soy Energy, LLC, our directors and officers and other persons may be deemed to be participants in the solicitation of proxies with respect to the transactions discussed herein.  You can find information regarding Soy Energy’s directors and officers, including the number of units of Soy Energy held by each of the participant directors and officers, in our Annual Report on Form 10-K, which was filed with the SEC on January 29, 2010.  Investors and security holders can obtain free copies of the Form 10-K and other documents filed with the SEC by Soy Energy, pursuant to the Securities Exchange Act of 1934, on the web site maintained by the SEC at www.sec.gov. We will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day we first send proxies to our members in connection with this proxy solicitation. INVESTORS AND SECURITY HOLDERS OF SOY ENERGY ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  In addition, we maintain an internet website at www.soyenergyllc.com, which contains a link to our SEC filings.  If you wish to receive a paper copy of our reports filed under the Securities Exchange Act of 1934, please contact us at (712) 376-2081 and we will provide you with such documents at no cost.

MEMBER UPDATE:

As you know, Soy Energy previously entered into an asset purchase agreement with Freedom Fuels, LLC (Freedom Fuels) and a unit purchase agreement with New Equity, LLC (New Equity) to complete a transaction to purchase the biodiesel plant in Mason City, Iowa.  Prior to closing on either of these agreements, however, Freedom Fuels transferred all of its assets to its bank and in February 2010 the proceedings were converted from a Chapter 11 bankruptcy to a Chapter 7 bankruptcy. Thus, we did not close on the asset purchase agreement with Freedom Fuels and we do not expect to close on the unit purchase agreement with New Equity.

We continue, however, to move closer to owning the biodiesel plant in Mason City.  We have been in direct negotiations to purchase this facility from the bank group that owns it and is represented through OSM-REO FF, LLC.  As of today, we have signed an Asset Purchase Agreement and a Loan Document with OSM-REO FF, LLC.  The purchase price of $10 million includes a direct payment of $4 million and a loan for $6 million that will be financed over an eleven year period.  The interest rate of approximately 5% is fixed for a five year period plus the construction year.  After the five-year period, the interest rate will adjust to a fixed rate equal to the Five-Year LIBOR/Swap Rate plus 3.5%, but in no case less than 5%.

Pursuant to the Asset Purchase Agreement, Soy Energy investors will own 100% of the Mason City plant.  New Equity is no longer a part of the asset purchase transaction.  The Mason City facility is (1) a 30 million gallon plant with Crown technology and over three million gallons of storage; (2) located on approximately 42 acres; and (3) in an excellent location with access to two rail lines (ICE and UP) and near both Interstate 35 and Interstate 90.  We intend to install a corn oil module on the front-end of the plant to make the facility capable of using multiple feed stocks, and is further discussed below.

The next step will be gaining investor approval.  We are currently preparing the proxy statement so that we can hold both our Annual Meeting and a Special Meeting to vote on this proposed transaction very soon.  We are projecting a meeting date in late May and will be sending the Notice of Meeting and Proxy Statement when we get this date finalized.  Investors may vote in person at the meeting or by proxy delivered by US mail or fax before the meeting.

In addition to voting on the purchase of the Mason City biodiesel plant, investors will also be voting on two amendments to the Operating Agreement:

  To provide for the transfer of units under the Operating Agreement (although there will still be restrictions on trading units under securities and tax regulations) as soon as the Asset Purchase Agreement is approved and closes;
  To allow the Board of Directors to set the number of Directors within a range between five and eleven (the Operating Agreement currently sets this range at seven to fifteen).  This will only set the number of Director positions.  Investors will still vote to elect Directors.

Prior to the investor meeting, we will be choosing a biodiesel marketer to use in the event we close on the purchase of the Mason City biodiesel plant and our new business plan is approved by our investors.  We currently have it narrowed down to three major marketers.  The final decision will be made by the Board and communicated to investors promptly after the appointment.  We are also working on securing corn oil for the facility.

Before the Annual Meeting/Special Meeting, we will be doing some preliminary engineering to get a guarantee price on the front-end corn oil module.  We anticipate that it will take approximately 8-9 months to install the front-end.  While this is being constructed, we will have the ability to manufacture biodiesel from other vegetable oils.  We have been contacted by companies interested in supplying these vegetable oils and are looking at these opportunities.

One of the most commonly asked questions is whether the Biodiesel Credit will be extended.  On March 10th, the United States Senate included an extension of the tax credit in a package that included a number of legislative measures, including a variety of tax provisions, an extension of unemployment insurance benefits, and several health-care related provisions.  The Senate and House of Representative must now reconcile the differences between the Senate bill and the version of the bill that the House passed in December 2009.  At this time, it remains unclear when and how this reconciliation process will occur.  Once that reconciliation process is complete, both chambers will have to pass the final version of the bill, which will then go to the President for signature.  Another question is whether the government is behind biodiesel usage.  Pursuant to rules that the EPA recently finalized to implement the Renewable Fuels Standard ("RFS 2"), the federal government has mandated the use of 1.15 billion gallons of biodiesel in 2010, which includes the 2010 requirement of 650 million gallons and the 2009 requirement of 500 million gallons.  The amount is set to increase in subsequent years. Additional information on the RFS 2 is at http://www.epa.gov/otaq/renewablefuels/420f10007.pdf.

The daily maintenance of the Mason City plant is currently overseen by two current employees of Freedom Fuels, the Process Manager and the Maintenance Manager.  Weekly contact is kept with these individuals and they have reported to us that the plant is in good condition.  If our investors approve the new business plan, we intend to attempt to recruit the former employees of Freedom Fuels.  This is an excellent group of employees that are experienced in biodiesel production based on the plant’s, which is BQ-9000 certified, manufacture of about 20 million gallons of ASTM specification biodiesel to date.

We have finally come to the time that Soy Energy investors have been waiting for – ownership in an operational facility.  This is a very important vote.  The purchase of the Mason City facility is recommended by your Board of Directors with the final decision in the hands of the Soy Energy investors.  If you have any questions, please contact Rick Davis, G.M., at 712-376-2081.

This newsletter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions.  These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties.  Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this newsletter.  We qualify all of our forward-looking statements by these cautionary statements.

PO Box 663 Marcus, IA 51035 Phone: 712-376-2081 E-mail: soyenergy@midlands.net Web site: www.soyenergyllc.com